                                                                   Exhibit 10.29

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND/OR LAWS OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION AND/OR QUALIFICATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Issuer: Athena Healthcare Incorporated, a Delaware corporation
Number of Shares: As set forth below.
Class of Stock: As set forth below.
Exercise Price: As set forth below.
Issue Date: September 9, 1999
Expiration Date: September 9, 2004

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase from Athena Healthcare Incorporated, a Delaware corporation (the "Company"), such number of fully paid and nonassessable shares (the "Initial Shares") of Series A-2 Convertible Preferred Stock, par value $0.0 1 per share ("Series A-2 Shares"), as shall equal (A) the product of (i) five percent (0.05) and (ii) the Borrowing Base (defined below), divided by (B) $1.35 (the "Exercise Price"). The number of shares of capital stock of the Company for which this Warrant is at any time and from time to time exercisable (the "Shares") and the Exercise Price for the Shares each is subject to adjustment pursuant to the terms and conditions set forth in this Warrant.

Certain Adjustments to Number of Shares

     (a) As used in this Warrant, the "Borrowing Base" shall equal $650,000.00; provided, that if at any time the Company's borrowings under that certain Loan and Security Agreement dated as of September 10, 1998 between the Company and Silicon Valley Bank, as amended by the First Loan Modification Agreement and Second Loan Modification Agreement thereto, as the same may be amended and in effect from time to time (the "Loan Agreement"), exceed in the aggregate $650,000.00 (regardless of whether any borrowings under the Loan Agreement have been or shall be repaid by the Company), then the "Borrowing Base" shall equal $850,000.00 effective as of the Issue Date of this Warrant and for the purpose of any and all adjustments required to be made to the Shares pursuant to paragraphs (b) through (f) below, regardless of the date on which the Company's borrowings under the Loan Agreement exceed $650,000.00.

     (b) If the Company shall not have received, on or before August 31, 1999, the Draper Term Sheet (defined below), then the number of Shares shall be equal to the Initial Shares plus such number of Series A-2 Shares as shall equal (A) the product of (i) two percent (0.02) and (ii) the Borrowing Base, divided by
(B) the Exercise Price. As used herein, the "Draper Term Sheet" shall mean an executed term sheet of Mr. William Draper containing a firm offer to purchase for cash in a single transaction on or before November 1, 1999 at least $300,000.00 of the Company's equity securities (excluding convertible debt securities) from the Company and which provides that (a) such purchase shall occur on or before such date regardless of whether the Company obtains any other financing, and (b) the entire gross proceeds to the Company of such purchase shall be used solely to repay outstanding amounts under the Loan Agreement in excess of the applicable accounts receivable borrowing formula set forth therein.

     (c) If the Company shall not have received, on or before September 30, 1999, one or more executed term sheets from existing and/or new investors containing firm offers to purchase for cash, on or before November 1, 1999, at least $7,000,000.00 of equity securities of the Company to be issued in the Subsequent Equity Financing, then the number of Shares shall be equal to the Initial Shares plus the number of Series A-2 Shares, if any, calculated pursuant to paragraph (b) above plus such number of Series A-2 Shares as shall equal (A) the product of (i) three percent (0.03) and (ii) the Borrowing Base, divided by
(B) the Exercise Price.

     (d) If the Subsequent Equity Financing shall not have closed on or before 5:00 PM, Eastern time, on November 1, 1999, then the number of Shares shall be equal to the Initial Shares plus the number of Series A-2 Shares, if any, calculated pursuant to paragraph (b) above plus the number of Series A-2 Shares, if any, calculated pursuant to paragraph (c) above plus such number of Series A-2 Shares as shall equal (A) the product of (i) two percent (0.02) and (ii) the Borrowing Base, divided by (B) the Exercise Price.

     (e) As used herein, "Subsequent Equity Financing" shall mean the sale and issuance by the Company following the Issue Date of this Warrant of a new class or series of preferred equity securities in which the Company receives gross proceeds therefrom of at least $7,000,000.00.

     (f) The foregoing adjustments to the number of Shares shall be cumulative in their effect, and shall be in addition to any adjustments prescribed under
Article 2 below or otherwise.

ARTICLE 1. EXERCISE.

          1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

          1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

          1.3 Intentionally Omitted.

          1.4 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors by five percent (5%) or more, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder, but in all events the determination of the investment banking firm as to fair market value shall apply for purposes of Section 1.2 above.

          1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

          1.6 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.7 Repurchase on Sale, Merger, or Consolidation of the Company.

               1.7.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, transfer, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction; provided, that "Acquisition" shall not include the Subsequent Equity Financing.

               1.7.2. Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly.

               1.7.3 Purchase Right. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition in which the consideration is cash or cash equivalents for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Exercise Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

          2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the series of preferred stock which is purchasable pursuant to this Warrant, payable in Common Stock or other securities, or subdivides the outstanding Common Stock into a greater amount of Common Stock, or, if the Shares are securities other than Common Stock, subdivides the Shares in a transaction that increases the amount of Common Stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

          2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding securities of the Company of the same class or series as the Shares to Common Stock pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, as amended (including any and all applicable Certificates of Designation) ("Certificate of Incorporation") upon the closing of a registered public offering of the Company's Common Stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3 Adjustments for Combinations, Etc. If the outstanding shares of the class or series of securities issuable upon exercise or conversion of this Warrant are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased.

          2.4 Adjustments for Dilutive Issuances. In the event of the issuance (a "Dilutive Issuance") by the Company, after the Issue Date of the Warrant, of securities of the same class or series as the securities for which this Warrant is exercisable at a price per share less than the Exercise Price, or securities which are convertible into or exercisable or exchangeable for Common Stock at a Common Stock per share exercise or conversion price or exchange rate that is less than the Exercise Price in effect at such date, then the number of shares of Common Stock issuable upon conversion of the Shares shall be adjusted in accordance with the provisions (the "Provisions") of the Certificate of Stock Designation of Series A-2 Convertible Preferred Stock of the company as filed with the Delaware Secretary of State and in effect on the Issue Date of this Warrant. The Company agrees that the Provisions shall be deemed to remain in full force and effect as to the Holder during the term of the Warrant notwithstanding any subsequent amendment, waiver or termination thereof by the Company's shareholders, except if and to the extent that the Holder agrees in writing to any such subsequent amendment, waiver or termination. Under no circumstances shall the aggregate Exercise Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Dilutive Issuance.

          2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or the Provisions or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

          2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

          2.7 Certificate as to Adjustments. Upon each adjustment as provided in this Warrant of the number of Shares or the Exercise Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the number of Shares and/or the Exercise Price in effect upon the date thereof and the series of adjustments leading to such number of Shares and/or Exercise Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

          3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

               (a) All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

               (b) The authorized capital stock of the Company consists of 15,000,000 shares, consisting of 10,000,000 shares of common stock, $.01 par value (the "Common Stock") and 5,000,000 shares of Preferred Stock, $.01 par value of which 1,600,000 shares have been designated Series A-1 Convertible Preferred Stock, 1,045,015 shares have been designated Series A-2 Convertible Preferred Stock, 1,250,000 shares have been designated Series B-1 Convertible Preferred Stock, and 127,605 shares have been designated Series B-2 Convertible Preferred Stock. Schedule 3.1(b) sets forth all of the outstanding shares of Common Stock and Preferred Stock and outstanding options, warrants, convertible securities, convertible debentures, and rights to acquire, subscribe for, and for purchase any Common Stock, Preferred Stock and/or other capital stock of the Company or any securities or debentures convertible into or exchangeable for Common Stock, Preferred Stock and/or other capital stock of the Company.

               (c) The Exercise Price is equal to the lowest issuance price per share of Series A-2 Convertible Preferred Stock issued by the Company.

               (d) The Conversion Price (as defined in the Provisions) per share of the Series A-2 Convertible Preferred Stock in effect on the Issue Date of this Warrant is $1.35.

               (e) The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of Series A-2 Convertible Preferred Stock and shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

          3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its capital stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of any of its securities; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of securities of the Company) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of securities of the Company will be entitled to exchange their securities of the Company for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

          3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, and so long as the Loan Agreement remains in effect, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, and (b) the information set forth in Section 6.3 of the Loan Agreement as and when such information is delivered to Silicon Valley Bank or its assigns thereunder. Upon expiration or termination of the Loan Agreement, so long as Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (c) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (d) within one-hundred and twenty (120) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (e) such other financial statements required under and in accordance with any loan documents between Holder and the Company or if there are no such requirements (or if the subject loan(s) no longer are outstanding), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

          3.4 Registration Under Securities Act of 1933, as amended. The Eligible Shares (or, if the Eligible Shares are not Common Stock, then the Common Stock issuable upon conversion of the Eligible Shares) shall have certain registration rights as set forth in that certain Registration Rights Agreement between the Company and Holder of even date herewith. The Company represents and warrants to Holder that the Company's execution, delivery and performance of the Registration Rights Agreement (a) has been duly authorized by all necessary corporate action of the Company's Board of Directors and shareholders, (b) will not violate the Company's Certificate of Incorporation or By-laws, each as amended, (c) will not violate or cause a breach or default (or an event which with the passage of time or the giving of notice or both, would constitute a breach or default) under any agreement, instrument, mortgage, deed of trust or other arrangement to which the Company is a party or by which it or any of its assets is subject or bound, and (d) does not require the approval, consent or waiver of or by any third party which approval, consent or waiver has not been obtained as of the date of issuance of this Warrant.

ARTICLE 4. MISCELLANEOUS.

          4.1 Term; Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as

Appendix 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

          4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND/OR LAWS OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION AND/OR QUALIFICATION IS NOT REQUIRED.

          4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

          4.4 Transfer Procedure. Subject to the provisions of Section 4.3 Holder may transfer all or part of this Warrant and/or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or, to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

          4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or sent by express overnight courier service, or mailed by first-class registered or certified mail, postage prepaid, or by electronic facsimile transmission with prompt confirmation by one of the foregoing means, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to Holder to Silicon Valley Bank, Treasury Department, 3003 Tasman Drive, MS NC 821, Santa Clara, California 95054.

          4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as an instrument under seal by its duly authorized representative as of the date first above written.

ATTEST:                                 "COMPANY"

                                        ATHENA HEALTHCARE INCORPORATED


By:                                     By: /s/ Carl Byers
    ---------------------------------       ------------------------------------
Name:                                   Name: Carl Byers
      -------------------------------   Title: VP, CFO
Title:
       ------------------------------

                               ATHENAHEALTH, INC.

                                 AMENDMENT NO. 1

                                       TO

                            WARRANT TO PURCHASE STOCK

     This AMENDMENT NO. 1 to the Warrant to Purchase Stock dated September 9, 1999 ("Amendment No. 1") is made as of August 31, 2004 by and between athenahealth, Inc. (formerly Athena Healthcare Incorporated), a Delaware corporation (the "Company") and Silicon Valley Bancshares (the "Holder"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Warrant (as defined below).

     WHEREAS, the Company issued to Silicon Valley Bank ("SVB") that certain Warrant to Purchase Stock dated September 9, 1999 (the "Warrant") and SVB subsequently transferred such Warrant to the Holder; and

     WHEREAS, in consideration of the modification by SVB of certain covenants of the Company in that certain Loan and Security Agreement dated September 10, 1998, as amended, the Company and the Holder desire to extend the Expiration Date of the Warrant pursuant to, and in accordance with, Section 4.6 of the Warrant.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

     1. Amendment. The expiration date of the Warrant, as set forth on the first page of the Warrant as September 9, 2004, is hereby amended and extended such that, upon execution of this Amendment No. 1 by both the Company and the Holder, the expiration date of the Warrant shall be September 9, 2007.

     2. Continuing Force and Effect. The Warrant, as amended by this Amendment No. 1, shall continue in full force and effect to the extent of, and in accordance with, its terms.

     3. Counterparts. This Amendment No. 1 may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     4. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without reference to conflicts of law provisions thereof.

     5. Headings. The various headings of this Amendment No. 1 are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment No. 1 or any provision hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

                                        COMPANY:

                                        ATHENAHEALTH, INC.


                                        /s/ Carl Byers
                                        ----------------------------------------
                                        Name: Carl Byers
                                        Title: Chief Financial Officer


                                        HOLDER:

                                        SILICON VALLEY BANCSHARES


                                        /s/ PAULETTE M. MEHAS
                                        ----------------------------------------
                                        Name: PAULETTE M. MEHAS
                                        Title: TREASURER